Exhibit 31.1

CERTIFICATION

I, Brent S. Willson, certify that:

1.	I have reviewed this annual report on Form 10-K/A of NeoVolta, Inc. (the “registrant”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: October 28, 2022

/s/ Brent S. Willson

Brent S. Willson

Chief Executive Officer

(Principal Executive Officer)